Exhibit 10.5

Execution Version

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of October 30, 2026, is made and entered into by and among the undersigned investor (“Buyer”), NorthStrive Sponsor I LLC, a Delaware limited liability company (“Seller”), NorthStrive Acquisition Corp. I, an exempted company incorporated under the laws of the Cayman Islands (the “SPAC”).

Unless otherwise stated herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the prospectus relating to the registration statement on Form S-1 of the SPAC first filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 22, 2026, as amended and as declared effective on August 17, 2026, and as may be supplemented or post-effectively amended from time to time (the “Registration Statement”).

RECITALS

WHEREAS, the SPAC was incorporated on April 27, 2026, and consummated an initial public offering of its units on August 19, 2026, generating gross proceeds of $100,000,000 (the “IPO”);

WHEREAS, the Class A ordinary shares, par value $0.0001 per share, of the SPAC (“Class A Shares”), and associated warrants to purchase Class A Shares (“Listed Warrants”), and units of the SPAC are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “NSAI”, “NSAIW” and “NSAIR”, respectively;

WHEREAS, Seller is the sponsor of the SPAC, and as of the date hereof, owns 2,170,713 Class B ordinary shares, par value $0.0001 per share, of the SPAC (“Class B Shares”);

WHEREAS, Seller, as of the date hereof, holds no warrants other than the 231,750 Class A Shares included in the private placement units purchased in connection with the IPO (the “Private Placement Warrants”);

WHEREAS, on October 30, 2026, the SPAC, Nuclea Energy, Inc., a corporation incorporated under the laws of British Columbia (the “Target”), and 1614485 B.C. Ltd., a company incorporated under the laws of British Columbia and a wholly-owned subsidiary of the SPAC, entered into that certain Business Combination Agreement (the “Business Combination Agreement”) providing for a business combination (the “Business Combination”; the consummation of the Business Combination being referred to herein as the “BC Closing”);

WHEREAS, in connection with the IPO, the SPAC established a trust account (the “Trust Account”) for the sole benefit of its public shareholders;

WHEREAS, Seller wishes to sell, assign, transfer, convey and deliver, and Buyer wishes to purchase from Seller, 1,400,000 Class B ordinary shares of the SPAC held by Seller (the “Transferred Shares”) in two tranches as set forth herein, subject to the terms and conditions set forth herein; and

WHEREAS, in connection with this Agreement, the SPAC and Buyer are, as of even date herewith, entering into the following additional agreements (the “Additional Agreements”):

●	Joinder Agreement by and between the SPAC and Buyer (the “Registration Rights Joinder”) in connection with that certain Registration Rights Agreement, dated as of August 17, 2026, by and among the SPAC, the Seller and D. Boral Capital LLC (the “Registration Rights Agreement”); and

●	Joinder Agreement, by and between the SPAC and Buyer (the “Letter Agreement Joinder”) in connection with that certain Letter Agreement, dated as of August 17, 2026, by and among the SPAC, the Seller, and the other parties thereto (the “Letter Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

Article I.

PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in and to the Transferred Shares for the consideration specified in Section 1.02 and in two tranches as set forth in Section 1.03. The Transferred Shares shall be free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (“Encumbrance”), other than any encumbrances that may exist as a result of applicable securities laws, the Letter Agreement, the Registration Rights Agreement, and the Articles and other governing documents of the SPAC (collectively, the “Permitted Encumbrances”).

Section 1.02 Purchase Price. The purchase price for the Transferred Shares shall be $0.0058 per Transferred Share, for an aggregate purchase price of up to $8,120.00 (the “Aggregate Purchase Price”). The portion of the Aggregate Purchase Price payable at each Closing (as defined below) shall be paid by Buyer in cash by wire transfer of immediately available funds to an account designated in writing by Seller.

Section 1.03 Closings. The closings of the transactions contemplated by this Agreement shall occur in the following two tranches (each, a “Closing”):

(a) Tranche 1 Closing. The 700,000 Transferred Shares comprising the first tranche (the “Tranche 1 Shares”) shall be deemed earned by, and available for purchase by, Buyer if and only if Buyer and the Sinamor Investors (as defined in Section 1.03(b)) shall have funded into the Target a bridge financing of equity (the “Bridge Financing”) in an aggregate amount of not less than ten million dollars ($10,000,000) at or prior to the BC Closing (the “Tranche 1 Financing Condition”). The Tranche 1 Financing Condition is a separate and independent condition from the Tranche 2 financing threshold set forth in Section 1.03(b), and the Bridge Financing counted toward the Tranche 1 Financing Condition shall not count toward, and shall be disregarded for purposes of, the $25,000,000 threshold and the pro rata calculation under Section 1.03(b). For the avoidance of doubt, (i) only Bridge Financing actually funded by Buyer and the Sinamor Investors shall count toward the Tranche 1 Financing Condition, and no financing or capital provided, arranged or sourced by D. Boral Capital LLC, the SPAC, the Seller, the Target or any of their respective affiliates or representatives, or by any other person or entity that is not Buyer or a Sinamor Investor (except financing provided to the Target by the Buyer and Sinamor Investors), shall count toward the Tranche 1 Financing Condition; and (ii) the Tranche 1 Financing Condition is all-or-nothing, such that if Buyer and the Sinamor Investors have not funded into the Target the full ten million dollars ($10,000,000), Buyer shall not be entitled to purchase any of the Tranche 1 Shares. If the Tranche 1 Financing Condition has been satisfied, then prior to or simultaneously with the BC Closing Buyer shall purchase, and Seller shall sell, the Tranche 1 Shares for a purchase price of $4,060.00 (the “Tranche 1 Closing”), and the Tranche 1 Closing shall occur concurrently with the BC Closing.

(b) Tranche 2 Closing. Up to an additional 700,000 Transferred Shares (the “Tranche 2 Shares”) shall be available for purchase by Buyer on a pro rata basis as follows, as a separate and independent condition from the Tranche 1 Financing Condition. For purposes of this Agreement, (i) “Sinamor Investors” means Buyer’s nominees, members and/or limited partners that provide Bridge Financing and/or Sinamor Additional Financing; provided that the Seller, may claim that an investor does not constitute a Sinamor Investor by providing to the Buyer a notice disqualifying such investor together with evidence supporting the Seller’s claim that the investor was made aware of the investment opportunity by someone other than the Buyer and its affiliates. In the event, the Seller’s claim is duly supported by appropriate documentation such investor shall not constitute a Sinamor Investor, and (ii) “Sinamor Additional Financing” means equity, debt, bridge, PIPE, non-redemption, trust retention or other financing or capital commitments provided to the Target, the SPAC or any of their respective affiliates by Buyer or any Sinamor Investor in connection with the Business Combination; provided that Sinamor Additional Financing shall not include any Bridge Financing counted toward the Tranche 1 Financing Condition. For the avoidance of doubt, Tranche 1 is separate from Tranche 2, and no Bridge Financing counted toward the Tranche 1 Financing Condition, and no amount raised in respect of Tranche 1, shall count toward the $25,000,000 threshold under this Section 1.03(b) or the pro rata calculation. At such time as the aggregate amount of Sinamor Additional Financing provided by Buyer and the Sinamor Investors reaches $25,000,000 or more (and thereafter at any subsequent increments), Buyer shall be entitled to purchase the number of Tranche 2 Shares corresponding to Buyer’s pro rata share of such aggregate Sinamor Additional Financing. For the avoidance of doubt, only Sinamor Additional Financing actually funded by Buyer and the Sinamor Investors shall count toward the $25,000,000 threshold and the pro rata calculation, and no financing or capital provided, arranged or sourced by D. Boral Capital LLC, the SPAC, the Seller, the Target (except financing provided to the Target by the Buyer and Sinamor Investors) or any of their respective affiliates or representatives, or by any other person or entity that is not Buyer or a Sinamor Investor, shall count toward such threshold or calculation. By way of illustration, and without regard to whether the Tranche 1 Financing Condition has been satisfied, if Buyer and the Sinamor Investors raise and fund $12,500,000 of Sinamor Additional Financing (being 50% of the $25,000,000 required to earn all 700,000 Tranche 2 Shares), Buyer would be entitled to purchase 350,000 Tranche 2 Shares. Each closing of Tranche 2 Shares shall occur, as to the number of Tranche 2 Shares then earned, within five (5) business days following satisfaction of the applicable pro rata financing threshold (each, a “Tranche 2 Closing”), subject to the prior or concurrent occurrence of the BC Closing.

If any Closing (being a Tranche 1 Closing or a Tranche 2 Closing) has not occurred on or before the second anniversary of the BC Closing (i.e., the date that is two (2) years after the BC Closing) (the “Outside Date”), the obligations of Seller to sell, and Buyer to purchase, any Transferred Shares not yet delivered at or prior to such date shall automatically terminate without liability of any party to any other party.

Section 1.04 Buyer’s Acknowledgment. Buyer acknowledges that, upon the BC Closing, all Class B Shares (including any Transferred Shares not yet delivered to Buyer) will convert into Class A Shares (or a corresponding class of equity of the SPAC following the Business Combination) in accordance with the SPAC’s organizational documents, and that such shares will continue to be treated as founder shares for all purposes, including under the SPAC’s organizational documents, the Letter Agreement, and the Registration Rights Agreement.

Section 1.05 Buyer’s Closing Conditions. The obligations of Buyer in connection with each Closing are subject to the satisfaction (or Buyer’s waiver, in Buyer’s sole discretion) of the following conditions:

(a) the BC Closing shall have occurred or shall occur concurrently with such Closing;

(b) for any Tranche 2 Closing, the Sinamor Additional Financing threshold corresponding to the Tranche 2 Shares being purchased at such Closing shall have been satisfied in accordance with Section 1.03(b); and

(c) the representations and warranties of Seller and the SPAC contained in Article II shall be true and correct in all material respects as of such Closing (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date), and each of Seller and the SPAC shall have performed in all material respects its covenants and agreements under this Agreement required to be performed at or prior to such Closing.

Section 1.06 Seller’s Closing Conditions. The obligations of Seller in connection with each Closing are subject to the satisfaction (or Seller’s waiver) of the following conditions:

(a) the BC Closing shall have occurred or shall occur concurrently with such Closing;

(b) Buyer shall have (i) paid the portion of the Aggregate Purchase Price corresponding to the Transferred Shares being purchased at such Closing in cash by wire transfer of immediately available funds, and (ii) duly executed and delivered the Registration Rights Joinder and the Letter Agreement Joinder (or confirmed in writing that previously executed and delivered joinders remain in full force and effect).

Section 1.07 Adjustments. If, between the date hereof and the Closing, the outstanding Class A Shares or Class B Shares of the SPAC are changed into a different number or kind of shares or securities by reason of any stock split, reverse stock split, recapitalization, reclassification, combination, exchange of shares, or other similar transaction, the number of Transferred Shares to be delivered at Closing and the Purchase Price per share shall each be appropriately and proportionately adjusted to give Buyer and Seller the same economic effect as contemplated by this Agreement immediately prior to such transaction.

Article II.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and the SPAC hereby represent and warrant to Buyer that each of the representations and warranties contained in this Article II is true, correct, and complete, in all material respects, as of the date hereof and as of each Closing Date, except for representations and warranties made as of a specified date.

Section 2.01 Organization and Authority; Enforceability. Each of Seller and the SPAC is an entity duly incorporated or organized, validly existing, and in good standing with its state or jurisdiction of incorporation or organization. Seller has full power and authority to enter into this Agreement, the applicable Additional Agreements, and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by the SPAC and Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions to which it is a party, which are contemplated hereby and thereby, have been duly authorized by all requisite action on its part (or its governing body, if applicable). This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the SPAC and Seller, and, assuming due authorization, execution, and delivery by Buyer, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of the SPAC and Seller, enforceable against the SPAC and Seller in accordance with their respective terms.

Section 2.02 No Conflicts. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder, including the Additional Agreements, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with or constitute a default under any organizational documents of the SPAC or Seller, including any operating agreement of Seller; (b) violate or conflict with any rule of the statute, law, Nasdaq, the SEC or any other ordinance, rule, or regulation applicable to the SPAC or Seller; (c) violate or conflict with or result in a violation or breach of any provision of any material agreement to which Seller or the SPAC is a party, or (d) result in the creation or imposition of any Encumbrance on the Transferred Shares, other than the Permitted Encumbrances. Notwithstanding the foregoing, immaterial violations or conflicts which do not result in financial liability to the SPAC or adversely affect the validity of the consummation of the transactions contemplated hereby shall be deemed not to cause the representations and warranties contained solely in Section 2.02 to be untrue in any material respect.

Section 2.03 Consents and Approvals. Seller has obtained all consents, approvals, waivers, or authorizations required to be obtained by it from any Person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Seller of this Agreement, the Additional Agreements and the consummation of the transactions contemplated hereby, including approval by the SPAC’s board of directors. For purposes of this Agreement, the term “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

Section 2.04 Transferred Shares.

(a) At each Closing, the Transferred Shares delivered at such Closing will be duly authorized, fully paid, validly issued, non-assessable, and were issued in compliance with applicable securities laws or exemptions therefrom and are not subject to or in violation of any preemptive or similar rights of any Person.

(b) Seller is the sole legal, record, and equitable owner of the Transferred Shares, free and clear of all Encumbrances other than Permitted Encumbrances. Upon the sale of the Transferred Shares contemplated herein, Buyer will receive good and valid legal title to, and full beneficial ownership of, the Transferred Shares delivered at such Closing, free and clear of all Encumbrances other than Permitted Encumbrances.

Section 2.05 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the SPAC.

Section 2.06 No General Solicitation. Neither the SPAC nor, to the SPAC’s knowledge, the Seller or any person acting on behalf of the SPAC or the Seller have, directly or indirectly, offered or sold any of the Transferred Shares or solicited any offers to buy any Transferred Shares, under any circumstances that would require registration under the Securities Act of the offer and sale of the Transferred Shares, including by any form of general solicitation or general advertising.

Article III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article III are true, complete and correct in all material respects as of the date hereof and as of the Closing Date, except for representations and warranties made as of a specified date. For purposes of this Article III, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, as if such officers and directors shall have made diligent inquiry of the matters presented, or a reasonably prudent individual operating in the capacity of an officer or director could be expected to discover or otherwise become aware of such a fact or matter.

Section 3.01 Organization and Authority of Buyer; Enforceability. Buyer is duly organized, validly existing, and in good standing with the state of its formation. Buyer has full power and authority to enter into this Agreement, the applicable Additional Agreements, and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and, assuming due authorization, execution, and delivery by Seller and the SPAC, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any Person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Investment Purpose. Buyer is acquiring the Transferred Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Transferred Shares are not registered under the Securities Act, or registered under any state securities laws, and that the Transferred Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.04 Accredited Investor. The Buyer hereby represents and warrants that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the securities offered under this Agreement, is making the investment for its own account (or for one or more accounts with respect to which it exercises sole investment discretion) and for investment purposes only and not with a view to distribution, is able to bear the economic risk of such investment, and can afford a complete loss of such investment.

Section 3.05 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.06 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Article IV.

COVENANTS

Section 4.01 Transfer Restrictions; Insider Documents. Buyer acknowledges and agrees that the Transferred Shares (and the Class A Shares into which they will convert) are subject to the transfer restrictions, lockup, forfeiture, voting commitments and other obligations set forth in the Letter Agreement, the Registration Rights Agreement and the Articles and other organizational documents of the SPAC. Buyer shall be bound by such provisions as if an original signatory thereto. Any certificate or book-entry notation evidencing the Transferred Shares shall bear a customary restrictive legend reflecting the foregoing and the restrictions on transfer under the Securities Act.

Section 4.02 Confidentiality; Publicity; Trading. Buyer shall, and shall cause its affiliates and representatives to, (a) hold in strict confidence all non-public information concerning Seller, the SPAC, the Target or the Business Combination (collectively, “Confidential Information”), and use such information solely to perform this Agreement, except (i) to representatives who have a need to know and are bound by confidentiality obligations substantially consistent with this Section 4.02, (ii) as required by applicable law or stock exchange rule, or (iii) with Seller’s prior written consent; (b) not issue any press release or make any other public communication regarding this Agreement, any party hereto or the Business Combination without the prior written consent of Seller and the SPAC, except as required by applicable law or stock exchange rule; and (c) until the public announcement of the Business Combination or the termination of this Agreement, not, directly or indirectly, purchase, sell, pledge, hedge or otherwise transact in any securities of the SPAC on the basis of Confidential Information.

Section 4.03 Termination for Breach or Misconduct. In addition to the automatic termination provisions in Section 1.03, Seller (and, as applicable, the SPAC and the Target) may terminate this Agreement, and Buyer’s right to purchase any Transferred Shares not yet delivered hereunder, upon written notice to Buyer in the event of (i) any material breach by Buyer of this Agreement or any related agreement, which breach, if curable, remains uncured for ten (10) business days after written notice thereof, or (ii) gross negligence or willful misconduct by Buyer or any of its affiliates, representatives or nominees in connection with this Agreement, the Business Combination or the transactions contemplated hereby or thereby. Upon any termination of this Agreement, this Agreement shall become void and have no further force or effect; provided that (A) no such termination shall relieve any party of liability for fraud or any willful and material breach occurring prior to such termination, and (B) Section 4.02 (Confidentiality; Publicity; Trading), Section 5.16 (Waiver Against Trust) and this Section 4.03 shall survive termination.

Article V.

MISCELLANEOUS

Section 5.01 Expenses. Except as otherwise specifically stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.03 Notices. All notices, Claims, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.03):

If to Buyer:

Sinamor LLC

Attn: Anastasia Livson, Authorized Signatory

Email: anastasia_livson@yahoo.com

If to Seller or the SPAC:

c/o NorthStrive Sponsor I LLC

520 Newport Center Drive, Suite 470

Newport Beach, CA 92660

Attn: Graydon Bensler, as Chief Executive Officer of PMGC Holdings Inc. (sole member)

Email: bensler.g@pmgcholdings.com

Section 5.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 5.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith and the Exhibits hereto, the terms and provisions in the body of this Agreement shall control.

Section 5.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may assign their respective rights or obligations hereunder without the prior written consent of the other parties. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 5.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.09 Amendment and Modification. This Agreement may be amended, modified, or supplemented only by a written agreement signed by each party hereto.

Section 5.10 Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 5.11 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 5.12 Governing Law. All matters arising out of or relating to this Agreement and all related documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision.

Section 5.13 Submission to Jurisdiction. Any Action arising out of or related to this Agreement or the transactions contemplated hereby may be instituted only in the federal courts of the United States of America or the courts of the State of New York, in each case located in the Borough of Manhattan in New York City, State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Action. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 5.14 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 5.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 5.16 Waiver Against Trust. Buyer hereby agrees, on behalf of itself and its Affiliates (Buyer, together with its Affiliates, the “Buyer Parties”), that, notwithstanding anything to the contrary in this Agreement, solely in its capacity as a holder of Transferred Shares (and not in its capacity as a holder of any Class A Shares constituting Public Shares), neither Buyer nor any other member of the Buyer Parties shall have or shall at any time thereafter have any Claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Seller, the SPAC or their respective Affiliates, on the one hand, and Buyer or its Affiliates, on the other hand, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Trust Released Claims”). Buyer, on behalf of itself and the other members of the Buyer Parties, hereby irrevocably waives any Trust Released Claims that Buyer or any other member of the Buyer Parties may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Buyer, Seller, the SPAC or their respective Affiliates). Buyer agrees and acknowledges that such irrevocable waiver by it is material to this Agreement and specifically relied upon by Seller and its Affiliates to induce it to enter into this Agreement, and Buyer further intends and understands such waiver to be valid, binding and enforceable against Buyer and each other member of the Buyer Parties under applicable law. Notwithstanding anything to the contrary in this Section 5.16, the foregoing waiver shall not limit, waive, release, or otherwise affect Buyer’s right (in its capacity as a public shareholder of the SPAC) to receive (i) pro-rata distributions from the Trust Account in respect of any Class A Shares constituting Public Shares (but, for the avoidance of doubt, excluding the Transferred Shares) in connection with any redemption of such Class A Shares constituting Public Shares pursuant to the SPAC’s organizational documents or in connection with the dissolution or liquidation of the SPAC, and (ii) any distributions in respect of any termination fee, expense reimbursement, or similar payment received by the SPAC from any third party that is, by the terms of such payment or by operation of the SPAC’s organizational documents, payable to or distributable among the holders of Class A Shares generally, provided that the foregoing limitation shall not limit any obligation of Buyer pursuant to any separate non-redemption or trust retention agreement relating to Class A Shares to which it is a party.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the SPAC has caused this Agreement to be executed as of the date first written above.

SPAC:

NORTHSTRIVE ACQUISITION CORP. I

By:	/s/ Michel Tamer
Name:	Michel Tamer
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, Seller has caused this Agreement to be executed as of the date first written above.

SELLER:

NORTHSTRIVE SPONSOR I LLC

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Chief Executive Officer of PMGC Holdings Inc., sole member of Seller

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, Buyer has executed or caused this Agreement to be executed by its duly authorized representative as of the date first above written.

BUYER:

SINAMOR LLC

By:	/s/ Anastasia Livson
Name:	Anastasia Livson
Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]